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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                                   Percent of        State of
              Parent                         Subsidiary or Organization            Ownership      Incorporation
              ------                         --------------------------            ---------      -------------
First Robinson Financial Corporation      First Robinson Saving Bank, N.A.             100%            Federal

First Robinson Savings Bank, N.A.         First Robinson Service Corporation           100%           Illinois

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